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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2000, except for Note 10 as to which the date is March 15, 2000, relating to the financial statements and financial statement schedule of FreeMarkets, Inc., which appear in FreeMarkets, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
May 24, 2000